QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(d)(9)

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D/A

Dated December 9, 2008

        The undersigned acknowledge and agree that the foregoing statement on Schedule 13D/A is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

        This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

EGS ACQUISITION CO LLC
/s/ R. DAVIS NOELL Name: R. Davis Noell Title: Vice President
/s/ SOLOMON M. HERMOSURA Name: Solomon M. Hermosura Title: Vice President

AYALA CORPORATION
/s/ RENATO O. MARZAN Name: Renato O. Marzan Title: Managing Director

AZALEA INTERNATIONAL VENTURE PARTNERS LIMITED
/s/ RENATO O. MARZAN Name: Renato O. Marzan Title: Company Secretary

LIVEIT INVESTMENTS LIMITED
/s/ ALFREDO I. AYALA Name: Alfredo I. Ayala Title: Chief Executive Officer

NEWBRIDGE INTERNATIONAL INVESTMENT LTD.
/s/ ALFREDO I. AYALA Name: Alfredo I. Ayala Title: Chairman

PROVIDENCE EQUITY PARTNERS VI INTERNATIONAL L.P.
By: Providence Equity GP VI International L.P., its sole general partner
By: PEP VI International Ltd., its sole general partner
/s/ RAYMOND M. MATHIEU Name: Raymond M. Mathieu Title: Treasurer and Secretary

PROVIDENCE EQUITY GP VI INTERNATIONAL L.P.
By: PEP VI International Ltd., its sole general partner
/s/ RAYMOND M. MATHIEU Name: Raymond M. Mathieu Title: Treasurer and Secretary

PEP VI INTERNATIONAL LTD.
/s/ RAYMOND M. MATHIEU Name: Raymond M. Mathieu Title: Treasurer and Secretary

EGS LUXCO S.ÀR.L.
/s/ RAYMOND M. MATHIEU Name: Raymond M. Mathieu Title: Manager and Chief Financial Officer

EGS DUTCHCO B.V.
/s/ RAYMOND M. MATHIEU Name: Raymond M. Mathieu Title: Director

EGS CORP.
/s/ ALFREDO I. AYALA Name: Alfredo I. Ayala Title: Director and President

EGS ACQUISITION CORP.
/s/ ALFREDO I. AYALA Name: Alfredo I. Ayala Title: Director and President

QuickLinks

  Exhibit 99(d)(9)
AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D/A